As filed with the Securities and Exchange Commission on November 10, 2004

Registration No. 333-14745

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1
to

FORM S-8
REGISTRATION STATEMENT
Under the Securities Act of 1933

PEOPLESOFT, INC.

(Exact name of registrant as specified in its charter)

Delaware	68-0137069
(State or Other Jurisdiction	(I.R.S. Employer Identification No.)
of Incorporation or Organization)

4460 Hacienda Drive
Pleasanton, California 94588
(Address of Principal Executive Offices) (Zip Code)

RED PEPPER SOFTWARE COMPANY 1993 STOCK OPTION PLAN
(Full Titles of the Plans)

David A. Duffield, Chief Executive Officer
Kevin T. Parker, Co-President and Chief Financial Officer
W. Philip Wilmington, Co-President
PeopleSoft, Inc.
4460 Hacienda Drive, Pleasanton, California 94588
(Name and Address of Agent for Service)

(925) 225-3000
(Telephone Number, Including Area Code, of Agent for Service)

INTRODUCTION

This Amendment No. 1 amends the Registration Statement on Form S-8, Registration Number 333-14745 of PeopleSoft, Inc., a Delaware corporation, (the “Registrant”) to cover the shares that became issuable as a result of the Registrant’s two-for-one stock splits that occurred on November 15, 1996 and November 21, 1997, and any similar transactions in the future, by incorporating the following statement.

“Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock which have been issued or become issuable under the Red Pepper Software Company 1993 Stock Option Plan, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.”

PART II

Information Required in the Registration Statement

Item 8. Exhibits

Exhibit
Number	Exhibit
4.1	Restated Certificate of Incorporation of Registrant, (filed with the Secretary of State of Delaware on May 25, 1995) (Incorporated by reference to Exhibit No. 4.1, filed with the Registrant’s Registration Statement on Form S-8 (No. 333-08575 filed on July 22, 1996)).

4.2	Certificate of Amendment to Certificate of Incorporation of Registrant (filed with the Secretary of State of Delaware on June 17, 1996) (Incorporated by reference to Exhibit No. 4.2, filed with the Registrant’s Registration Statement on Form S-8 (No. 333-08575 filed on July 22, 1996)).

4.3	By-laws of Registrant, as amended. (Incorporated by reference to Exhibit No. 3.3, filed with the Registrant’s Form 10-K/A (filed on October 21, 1996).

4.4	Red Pepper Software Company 1993 Stock Option Plan, including Immediately Exercisable Nonqualified Stock Option Agreement, Immediately Exercisable Incentive Stock Option Agreement, Nonqualified Stock Option Exercise Form, Incentive Stock Option Exercise Form, Immediately Exercisable Incentive Stock Option Agreement (Evergreen Option) and Immediately Exercisable Nonqualified Stock Option Agreement (Evergreen Option) (Incorporated by reference to Exhibit No. 4.4, filed with the Registrant’s Form S-8 (#333-14745) (filed on October 24, 1996).

4.5	Preferred Shares Rights Agreement dated as of February 15, 1995, between PeopleSoft, Inc. and the First National Bank of Boston, Canton, MA, including the form of Certificate of Designation, the form of Rights Certificate and the Summary of Rights Attached thereto as Exhibits A, B and C, respectively (Incorporated by reference to Exhibit No. 1, filed with the Registrant’s Form 8-A (filed on February 16, 1995).

5.1	Opinion and consent of Counsel as to legality of securities being registered.

23.1	Consent of KPMG LLP, Independent Auditors.

23.2	Notice regarding Consent of Arthur Andersen LLP, Independent Public Accountants.

23.3	Consent of Counsel is contained in Exhibit 5.1.

24.1	Power of Attorney (included on the signature page of this Registration Statement).

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on this 9th day of November, 2004.

PeopleSoft, Inc.
By:	/s/ Kevin T. Parker
Kevin T. Parker
Co-President and Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of PeopleSoft, Inc., a Delaware corporation, do hereby constitute and appoint Kevin T. Parker, W. Philip Wilmington and James P. Shaughnessy, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, may determine to be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Amendment No. 1 to the Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Amendment No. 1 to the Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to the Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with the Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on November 8th, 2004.

Signature	Title
/s/ David A.Duffield
David A. Duffield	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer and Director)

/s/ Kevin T. Parker
Kevin T. Parker	Co-President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ A. George Battle
Director
A. George Battle

/s/ Aneel Bhusri
Director
Aneel Bhusri

/s/ Frank J. Fanzilli, Jr.
Director
Frank J. Fanzilli, Jr.

/s/ Steven D. Goldby
Director
Steven D. Goldby

/s/ Michael J. Maples
Director
Michael J. Maples

/s/ Cyril J. Yansouni
Director
Cyril J. Yansouni

EXHIBIT INDEX

Exhibit
Number	Exhibit
4.1	Restated Certificate of Incorporation of Registrant, (filed with the Secretary of State of Delaware on May 25, 1995) (Incorporated by reference to Exhibit No. 4.1, filed with the Registrant’s Registration Statement on Form S-8 (No. 333-08575 filed on July 22, 1996)).

4.2	Certificate of Amendment to Certificate of Incorporation of Registrant (filed with the Secretary of State of Delaware on June 17, 1996) (Incorporated by reference to Exhibit No. 4.2, filed with the Registrant’s Registration Statement on Form S-8 (No. 333-08575 filed on July 22, 1996)).

4.3	By-laws of Registrant, as amended. (Incorporated by reference to Exhibit No. 3.3, filed with the Registrant’s Form 10-K/A (filed on October 21, 1996).

4.4	Red Pepper Software Company 1993 Stock Option Plan, including Immediately Exercisable Nonqualified Stock Option Agreement, Immediately Exercisable Incentive Stock Option Agreement, Nonqualified Stock Option Exercise Form, Incentive Stock Option Exercise Form, Immediately Exercisable Incentive Stock Option Agreement (Evergreen Option) and Immediately Exercisable Nonqualified Stock Option Agreement (Evergreen Option) (Incorporated by reference to Exhibit No. 4.4, filed with the Registrant’s Form S-8 (#333-14745) (filed on October 24, 1996).

4.5	Preferred Shares Rights Agreement dated as of February 15, 1995, between PeopleSoft, Inc. and the First National Bank of Boston, Canton, MA, including the form of Certificate of Designation, the form of Rights Certificate and the Summary of Rights Attached thereto as Exhibits A, B and C, respectively (Incorporated by reference to Exhibit No. 1, filed with the Registrant’s Form 8-A (filed on February 16, 1995).

5.1	Opinion and consent of Counsel as to legality of securities being registered.

23.1	Consent of KPMG LLP, Independent Auditors.

23.2	Notice regarding Consent of Arthur Andersen LLP, Independent Public Accountants.

23.3	Consent of Counsel is contained in Exhibit 5.1.

24.1	Power of Attorney (included on the signature page of this Registration Statement).